Exhibit 99.1

Contacts:
Investor Relations:	Media Relations:
Silvio Tavares, 303-967-8276	Colin Wheeler, 303-967-6553
silvio.tavares@firstdata.com	colin.wheeler@firstdata.com

First Data Reports Second Quarter 2007 Revenue Growth of 16%;

EPS of $0.31 Excluding Items or $0.30 from Continuing Operations

DENVER, July 19, 2007 – First Data Corp. (NYSE: FDC) today reported its financial results for the second quarter of 2007. Consolidated revenues were up 16% to $2 billion. Earnings per share was $0.31 excluding items or $0.30 from continuing operations. The items were comprised of transaction costs related to the pending merger with an affiliate of Kohlberg Kravis Roberts & Co. (“KKR”) as well as net expenses resulting from litigation, restructuring and all other items.

Second quarter 2007 earnings per share of $0.30 from continuing operations compares with last year’s second quarter earnings per share of $0.33 from continuing operations. However, the second quarter of 2006 included $0.07 of items favorable to earnings, primarily related to a non-cash SFAS 133 derivative accounting restatement. Accordingly, when comparing the second quarter of 2006 to the second quarter of 2007, excluding all items, First Data’s earnings per share grew from $0.26 to $0.31, an increase of 19%.

Total earnings per share of $0.60 in the second quarter of 2006 included $0.27 from discontinued operations principally related to the spin-off of Western Union.

“Our results demonstrated strong continuing momentum across all of our businesses. The growth in each segment is a testament to the very predictable and recurring business model underlying our operations,” said Ric Duques, Chairman and Chief Executive Officer. “Our employees around the world delivered another quarter of results that met or exceeded our expectations.”

Segment Results

Commercial Services

For the quarter, Commercial Services generated revenues of $1.1 billion, a growth rate of 11% or 7% excluding reimbursable debit network fees. Revenue growth was primarily driven by strong transaction growth. Operating profit was $297 million, up 7%. Compared to the second quarter of 2006, operating margin stayed relatively constant at 33.5% excluding reimbursable debit network fees. Reported operating margin for the quarter was 26.0%.

Financial Institution Services

For the quarter, Financial Institution Services generated revenue of $487 million, up 8% or 7% excluding reimbursables. Operating profit was $99 million, up 4%. Operating margin for the quarter was 20.3%, or 30.5% excluding reimbursables.

First Data International

For the quarter, First Data International generated revenue of $403 million, up 35%. Revenue growth on a constant currency basis, excluding acquisitions and divestitures, was 9%. Operating profit was $41 million, up 21%, and operating margin was 10.1%.

Overall, results reflected continued progress in executing our four key strategies: 1) Growing the core business; 2) Expanding product offerings; 3) Improving the overall cost structure, and; 4) Expanding the business globally.

Cash Flow

Year to date free cash flow was $534 million and operating cash flow from continuing operations was $657 million. “These results demonstrate First Data’s continued ability to generate high levels of cash flow,” said Duques.

Outlook

On April 1, 2007, First Data entered into an agreement to be acquired by KKR in a transaction with a total value of approximately $29 billion or $34 per share in cash. Following the completion of the transaction, Michael D. Capellas, former CEO of MCI Inc. and Compaq Computer Corporation, will become CEO of First Data. Capellas will succeed Henry C. “Ric” Duques, the current Chairman and

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CEO of First Data. Duques announced his intention to retire within two years when he returned as Chairman and CEO in late 2005.

Duques said, “The significant items required to complete this historic transaction with KKR are on track, we already have committed financing, and we remain on schedule to close in the third quarter.”

For the full year 2007, First Data affirmed its earnings per share guidance from continuing operations in the range of $1.20-$1.26. This guidance excludes costs related to the KKR transaction as well as the effect of the wind-down of the Official Check and Money Order business, which the company is not able to accurately estimate at this time. Due to the scheduled closing of the transaction in the third quarter, First Data will no longer update financial guidance.

Duques concluded, “For more than 11 years across two tenures, it has been my privilege to serve as Chairman and CEO of First Data, and I have many people to thank. First, our customers who became more like partners in pioneering and building the electronic payments business around the world. Second, our Board of Directors who gave us consistent support and guidance over our many years as a public company. Third, a highly talented senior management team who, quarter after quarter, delivers the kind of results we reported today. And, most importantly, a team of 29,000 employees who have made First Data a leader in its industry — and who will continue to do so well into the future.”

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP (generally accepted accounting principles) measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference Call

First Data will hold an investor and analyst conference call and webcast tomorrow, Friday, July 20, at 8:00 a.m. EDT to review second quarter 2007 results. Ric Duques, Chairman and CEO of First Data, will lead the call. Also participating will be Kim Patmore, Chief Financial Officer, and Silvio Tavares, Senior Vice President, Investor Relations.

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To listen to the call, dial 888-831-9087 (U.S. only) or +1-773-799-3935 (outside the U.S.) ten minutes prior to the start of the call. The passcode is "FDC". The call will also be webcast on the First Data website, www.firstdata.com. Please click on the webcast link at least 15 minutes prior to the call. A slide presentation to accompany the call will be included in the webcast and will be made available under the Invest section of firstdata.com (http://ir.firstdatacorp.com/events.cfm).

The company noted that due to the pending merger with KKR, there will be no live question and answer session on the call.

A replay of the call will be available through July 27 at 5:00 p.m. EDT at 800-239-4561 (U.S.) or +1-402-220-9697 (outside the U.S.) and via webcast on www.firstdata.com. No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses worldwide. Serving over 5 million merchant locations, 1,900 card issuers and their customers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes merchant transaction processing services; credit, debit, private-label, gift, payroll and other prepaid card offerings; fraud protection and authentication solutions; electronic check acceptance services through TeleCheck; as well as Internet commerce and mobile payment solutions. The company’s STAR Network offers PIN-secured debit acceptance at 2 million ATM and retail locations. For more information, visit www.firstdata.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction announced on April 2, 2007 among First Data Corporation (the “Company”) and affiliates of Kohlberg Kravis Roberts & Co. (the “Merger”), the Company filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on June 26, 2007. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement was mailed to the Company’s stockholders. In addition, stockholders may obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, 303-967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the definitive proxy statement filed with the SEC.

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Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the earnings estimates, are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (n) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (o) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (p) no material breach of security of any of our systems; (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; (r) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; (s) the outcome of any legal proceedings instituted against the Company and others relating to the Merger Agreement; (t) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger, including the receipt of certain foreign and domestic regulatory approvals; (u) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; (v) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; (w) risks that the proposed transactions cause the Company’s alliance partners, customers or service providers to terminate or reduce their relationship with the Company; (x) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will need to be obtained for the Merger; and (y) the impact of the substantial indebtedness that will need to be incurred to finance the consummation of the Merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s filings with the Securities and Exchange Commission (“SEC”).

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FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended June 30,
	2007	2006	Change
Revenues:
Transaction and processing service fees:
Merchant services	$725.7	$669.4	8%
Check services	104.0	79.3	31%
Card services	458.7	408.0	12%
Other services	89.4	86.8	3%
Investment income, net	(7.5)	(34.5)	NM
Product sales and other	199.5	163.0	22%
Reimbursable debit network fees, postage and other	430.9	359.1	20%

	2,000.7	1,731.1	16%

Expenses:
Cost of services	864.3	742.9	16%
Cost of products sold	81.0	77.5	5%
Selling, general and administrative	341.0	287.1	19%
Reimbursable debit network fees, postage and other	430.9	359.1	20%
Other operating expenses:
Restructuring, net	5.9	0.4	NM
Impairments	—	(2.0)	NM
Litigation and regulatory settlements	5.0	(7.5)	NM
Other	(7.7)	—	NM

	1,720.4	1,457.5	18%

Operating profit	280.3	273.6	2%

Other income (expense):
Interest income	12.9	7.1	82%
Interest expense	(35.9)	(60.9)	-41%
Investment gains and (losses)	(0.1)	86.9	NM
Divestitures, net	2.5	0.8	NM

	(20.6)	33.9	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	259.7	307.5	-16%
Income taxes (a)	70.2	82.9	-15%
Minority interest	(40.0)	(40.3)	-1%
Equity earnings in affiliates	79.4	72.4	10%

Income from continuing operations	228.9	256.7	-11%
Income from discontinued operations, net of taxes of $0 and $107.1, respectively (b)	—	205.9	NM

Net income	$228.9	$462.6	-51%

Earnings per share from continuing operations:
Basic	$0.31	$0.34	-9%
Diluted	$0.30	$0.33	-9%

Earnings per share:
Basic	$0.31	$0.61	-49%
Diluted	$0.30	$0.60	-50%

Weighted-average shares outstanding:
Basic	750.3	764.4	-2%
Diluted	763.6	777.4	-2%

Shares outstanding at end of period	754.0	765.2	-1%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Six Months Ended June 30,
	2007	2006	Change
Revenues:
Transaction and processing service fees:
Merchant services	$1,369.3	$1,263.5	8%
Check services	196.2	158.9	23%
Card services	902.3	799.4	13%
Other services	177.7	170.0	5%
Investment income, net	(37.8)	(59.3)	NM
Product sales and other	387.5	335.2	16%
Reimbursable debit network fees, postage and other	841.8	699.1	20%

	3,837.0	3,366.8	14%

Expenses:
Cost of services	1,699.5	1,474.5	15%
Cost of products sold	155.3	144.3	8%
Selling, general and administrative	643.2	557.4	15%
Reimbursable debit network fees, postage and other	841.8	699.1	20%
Other operating expenses:
Restructuring, net	7.9	(0.4)	NM
Impairments	16.3	(2.0)	NM
Litigation and regulatory settlements	5.0	7.5	NM
Other	(7.7)	(0.3)	NM

	3,361.3	2,880.1	17%

Operating profit	475.7	486.7	-2%

Other income (expense):
Interest income	20.9	10.0	109%
Interest expense	(70.4)	(118.5)	-41%
Investment gains and (losses)	(1.5)	190.0	NM
Divestitures, net	3.5	6.6	NM
Debt repayment gain	1.4	—	NM

	(46.1)	88.1	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	429.6	574.8	-25%
Income taxes (a)	107.6	160.1	-33%
Minority interest	(69.1)	(69.2)	0%
Equity earnings in affiliates	147.7	130.9	13%

Income from continuing operations	400.6	476.4	-16%
Income from discontinued operations, net of taxes of $(4.1) and $208.4, respectively (b)	3.5	416.3	NM

Net income	$404.1	$892.7	-55%

Earnings per share from continuing operations:
Basic	$0.53	$0.62	-15%
Diluted	$0.53	$0.61	-13%

Earnings per share:
Basic	$0.54	$1.17	-54%
Diluted	$0.53	$1.15	-54%

Weighted-average shares outstanding:
Basic	751.3	765.0	-2%
Diluted	762.7	778.9	-2%
Shares outstanding at end of period	754.0	765.2	-1%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended June 30,
	2007	2006	Change
Revenues:
First Data Commercial Services	$1,142.9	$1,030.3	11%
First Data Financial Institution Services	486.8	451.6	8%
First Data International	402.8	299.0	35%
Integrated Payment Systems	51.9	29.2	78%

Subtotal segment revenues	2,084.4	1,810.1	15%
All Other and Corporate	103.3	104.9	-2%

	2,187.7	1,915.0	14%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(88.1)	(79.9)	10%
Interest income	(12.9)	(7.1)	82%
Eliminations (e)	(86.0)	(96.9)	NM

Consolidated revenue	$2,000.7	$1,731.1	16%

Operating profit: (f)
First Data Commercial Services	$297.4	$277.1	7%
First Data Financial Institution Services	98.7	94.5	4%
First Data International	40.7	33.6	21%
Integrated Payment Systems	23.3	(0.5)	NM

Subtotal segment operating profit	460.1	404.7	14%
All Other and Corporate	(63.5)	(36.6)	73%

	396.6	368.1	8%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(79.4)	(72.4)	10%
Minority interest from segment operations (g)	40.4	37.2	9%
Eliminations (e)	(61.2)	(61.3)	NM
Interest expense	(35.9)	(60.9)	-41%
Items excluded from segment operations (h)	(0.8)	96.8	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$259.7	$307.5	-16%

Depreciation & Amortization:
First Data Commercial Services	$78.0	$76.2	2%
First Data Financial Institution Services	39.7	37.6	6%
First Data International	53.1	42.9	24%
Integrated Payment Systems	1.2	3.6	-67%
All Other and Corporate	12.2	11.0	11%

Consolidated depreciation & amortization	$184.2	$171.3	8%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six Months Ended June 30,
	2007	2006	Change
Revenues:
First Data Commercial Services	$2,161.7	$1,964.7	10%
First Data Financial Institution Services	972.0	896.8	8%
First Data International	769.3	562.9	37%
Integrated Payment Systems	82.5	65.1	27%

Subtotal segment revenues	3,985.5	3,489.5	14%
All Other and Corporate	213.9	224.7	-5%

	4,199.4	3,714.2	13%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(165.1)	(145.4)	14%
Interest income	(20.9)	(10.0)	109%
Eliminations (e)	(176.4)	(192.0)	NM

Consolidated revenue	$3,837.0	$3,366.8	14%

Operating profit: (f)
First Data Commercial Services	$522.5	$491.9	6%
First Data Financial Institution Services	195.4	178.8	9%
First Data International	75.7	62.7	21%
Integrated Payment Systems	24.7	6.7	NM

Subtotal segment operating profit	818.3	740.1	11%
All Other and Corporate	(100.4)	(52.7)	91%

	717.9	687.4	4%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(147.7)	(130.9)	13%
Minority interest from segment operations (g)	69.8	66.1	6%
Eliminations (e)	(121.9)	(121.1)	NM
Interest expense	(70.4)	(118.5)	-41%
Items excluded from segment operations (h)	(18.1)	191.8	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$429.6	$574.8	-25%

Depreciation & Amortization:
First Data Commercial Services	$157.1	$153.9	2%
First Data Financial Institution Services	78.6	76.2	3%
First Data International	103.1	85.0	21%
Integrated Payment Systems	3.2	7.6	-58%
All Other and Corporate	23.0	22.6	2%

Consolidated depreciation & amortization	$365.0	$345.3	6%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	FDC’s effective tax rate on pretax income from continuing operations was 23.4% and 21.2% for the three and six months ended June 30, 2007, respectively, and 24.4% and 25.1% for the corresponding periods in 2006.

(b)	Discontinued operations relate to NYCE, Western Union, Primary Payment Systems, IDLogix and Taxware.

(c)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(d)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(e)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below as well as minority interest related to interest expense and income taxes.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended June 30, 2007	Six months ended June 30, 2007
Restructuring, net	$(5.9)	$(7.9)	Restructuring charges of $6.7 million and $9.5 million were recorded for the three and six months ended June 30, 2007, respectively, offset partially by reversals of excess restructuring accruals of $0.7 million and $1.6 million during the three and six months, respectively.
Impairments	—	(16.3)	The loss related to the impairment of goodwill and intangible assets associated with the Company’s official check and money order business.
Litigation and regulatory settlements	(5.0)	(5.0)	The loss related to settlement of a lawsuit in All Other and Corporate.
Other	7.7	7.7	The majority of the benefit related to the release of escheatment accruals.
Investment gains and (losses)	(0.1)	(1.5)	Net investment losses resulted from a loss on the sale and impairment of certain strategic investments. An additional loss resulted from the recognition of the remaining transition adjustment associated with the January 2001 adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” related to the Company’s decision to wind-down the official check and money order business. Partially offsetting these losses were gains resulting from the sale of certain strategic investments.
Divestitures, net	2.5	3.5	Divestiture gains resulted from the release of an excess divestiture accrual due to the expiration of certain contingencies.
Debt repayment gain	—	1.4	Gain resulting from the early repayment of long-term debt.

	(0.8)	(18.1)
Minority interest	—	—

	$(0.8)	$(18.1)

(in millions)	Three months ended June 30, 2006	Six months ended June 30, 2006
Restructuring, net	$(0.4)	$0.4	Restructuring charges of $1.1 and $1.5 million were recorded for the three and six months ended June 30, 2006, offset by reversals of excess restructuring accruals of $0.7 and $1.9 million during the three and six months, respectively.
Impairments	2.0	2.0	Gains were recorded for the subsequent sale of assets previously impaired.
Litigation and regulatory settlements	7.5	(7.5)	A charge was recorded during the six months related to the settlement of a patent infringement lawsuit in the Commercial Services segment. This was partially offset by a release of an excess litigation accrual in the Commercial Services segment in the second quarter.
Other	—	0.3	Other related to the reversal of a portion of other charges recorded in 2005.
Investment gains and (losses)	86.9	190.0	Net investment gains resulted most significantly from $72.4 million and $177.8 million during the three and six months, respectively, in losses associated with the mark-to-market of interest rate swaps utilized in the Company’s official check business that did not qualify for hedge accounting, as well as realized gains of $3.4 million and $0.9 million during the three and six months, respectively, associated with these same interest rate swaps. In addition, gains were recorded on the redemption of MasterCard stock and the sale of other strategic investments.
Divestitures, net	0.8	6.6	A gain was recorded on the sale of corporate aircraft in the first quarter. The six months also included gains recorded on the sale of certain assets.

	96.8	191.8
Minority interest	(3.7)	(3.7)

	$93.1	$188.1

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

For the Three Months Ended June 30,	2007	2006	Change
Commercial Services
Domestic merchant transactions (a)	7,146.7	6,357.2	12%
Financial Institution Services
Domestic debit issuer transactions (b)	2,678.7	2,351.1	14%
First Data International
International transactions (c)	1,322.9	1,101.7	20%

For the Six Months Ended June 30,	2007	2006	Change
Commercial Services
Domestic merchant transactions (a)	13,667.7	12,153.0	12%
Financial Institution Services
Domestic debit issuer transactions (b)	5,137.7	4,425.6	16%
First Data International
International transactions (c)	2,567.9	2,089.8	23%

At June 30,
Financial Institution Services
Domestic active card accounts on file: (d)
Bankcard	44.1	39.3	12%
Retail	74.8	69.4	8%

Total	118.9	108.7	9%

First Data International
International card accounts on file:
Bankcard	40.4	30.8	31%
Retail	28.9	10.4	178%

Total	69.3	41.2	68%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.
(b)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.
(c)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Transactions for 2006 have been adjusted to conform to current year presentation.
(d)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

For the Three Months Ended June 30,	2007
Consolidated financial metrics (in millions):
Capital expenditures	$89
Dividends	$22

Financial Institution Services
Revenue growth:
Card Processing	-1%
Output Services	3%
Debit	15%
Postage	10%
Remitco	-11%

For the Six Months Ended June 30,	2007
Consolidated financial metrics (in millions):
Capital expenditures	$187
Dividends	$45

Financial Institution Services
Revenue growth:
Card Processing	0%
Output Services	4%
Debit	11%
Postage	12%
Remitco	0%

At June 30,
Financial Institution Services
Domestic card accounts on file (in millions):
Bankcard	124.7
Retail	360.0
Debit	117.8

Total	602.5

First Data International
International card accounts on file (in millions):
Bankcard	40.4
Retail	28.9
Debit	24.3

Total	93.6

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions, except per share amounts)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. Management uses these measures to evaluate the operating performance of the Company and its segments. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

The Company’s non-GAAP EPS measure excludes certain items that represent fluctuations that may not be indicative of the Company’s future operating performance and may obscure underlying trends in the business, such as changes in derivative values related to the previously announced SFAS 133 restatement, transaction costs related to the pending merger with an affiliate of Kohlberg Kravis Roberts & Co., litigation, restructuring, and other items. Non-GAAP measures for the Company’s domestic segments exclude revenue earned from reimbursements of pass-through costs such as debit network fees and postage. Non-GAAP measures for the Company’s international segment exclude acquisitions less than a year old, divestitures and foreign exchange impact from revenue. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended June 30,
	2007	2006	Change
Earnings per share from continuing operations	$0.30	$0.33
Changes in derivative values related to SFAS 133 (non-cash)	—	(0.06)
MasterCard stock redemption	—	(0.01)
Transaction related costs	0.01	—
Litigation and restructuring, net	0.01	—
Other items, net	(0.01)	—

Earnings per share from continuing operations excluding items	$0.31	$0.26	19%

	Six Months Ended June 30, 2007
Operating cash flow from continuing operations	$657
Working capital, non-cash and non-operating items	109
Capital expenditures	(187)
Dividends	(45)

Free cash flow	$534

	Three Months Ended June 30,
	2007	2006	Change
Commercial Services
Revenue	$1,142.9	$1,030.3	11%
Reimbursable debit network fees	(254.7)	(200.1)

Revenue excluding reimbursable debit network fees	$888.2	$830.2	7%

Operating profit	$297.4	$277.1	7%

Profit margin	26.0%	26.9%
Profit margin excluding reimbursable debit network fees	33.5%	33.4%

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended June 30,
	2007	2006	Change
Financial Institution Services
Revenue	$486.8	$451.6	8%
Reimbursable postage and other	(163.2)	(148.9)

Revenue excluding reimbursable postage and other	$323.6	$302.7	7%

Operating profit	$98.7	$94.5	4%

Profit margin	20.3%	20.9%
Profit margin excluding reimbursable postage and other	30.5%	31.2%

First Data International
Revenue	$402.8	$299.0	35%
Acquisitions less than a year old	(58.2)	—
Divestitures	(0.5)	(1.6)
Foreign exchange impact (1)	(21.2)	—

Organic revenue on a constant currency basis	$322.9	$297.4	9%

(1)	Foreign exchange impact represents the difference between actual 2007 revenue and 2007 revenue calculated using 2006 exchange rates.